Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-271907) and Form S-8 (Nos. 333-255578, 333-248128, 333-227621, 333-212956, 333-181007, 333-175245 and 333-175244) of Marathon Petroleum Corporation of our report dated February 26, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

Toledo, Ohio
February 26, 2026